UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): January 18, 2023

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Long-Term Incentive Awards

On January 18, 2023, Diamond Offshore Drilling, Inc. (the “Company”) granted awards of restricted stock units (“RSUs”) under the Company’s 2021 Long-Term Stock Incentive Plan to certain of its key employees, including the following awards to the Company’s executive officers:

Name	Title	Target Performance- Based RSUs Granted (#)	Time-Based RSUs Granted (#)
Bernie Wolford, Jr.	President and CEO	177,424	118,282
Dominic A. Savarino	Senior Vice President and Chief Financial Officer	55,445	36,963
David L. Roland	Senior Vice President, General Counsel and Secretary	43,124	28,749

The awards consist of time-based RSUs that vest in equal amounts annually over a three-year period and a target number of performance-based RSUs that cliff vest based on achievement of relative total shareholder return compared to a designated compensation peer group over a three-year period.

Time-Based RSU Awards. The time-based RSUs vest and become non-forfeitable with respect to approximately 1/3 of the RSUs on each of January 18, 2024, January 18, 2025 and January 18, 2026, subject to the recipient’s continuous service or employment with the Company through the applicable vesting date. If the recipient is terminated for “cause” (as defined in the award agreement), all vested and unvested time-based RSUs will immediately be forfeited and cancelled for zero compensation. In connection with a “change in control” (as defined in the award agreement) in which the award is continued, assumed or replaced with an economically equivalent equity-based award that contains substantially comparable terms and conditions (a “Rollover Award”), the Rollover Award will vest in accordance with the schedule set forth above. In the case of a Rollover Award, upon the occurrence of a termination of the recipient’s service (i) by the Company without cause, (ii) by the recipient for “good reason” (as defined in the award agreement) or (iii) by reason of the recipient’s death or “disability” (as defined in the award agreement) (a “Qualifying Termination”) during the 12-month period following such change in control, such award will 100% vest and become non-forfeitable as of the date on which such Qualifying Termination occurred. In connection with a change in control in which the award does not become a Rollover Award, such award will 100% vest and become non-forfeitable as of the consummation of the change in control. Upon a termination of service for any other reason, all outstanding and unvested time-based RSUs will immediately be forfeited and cancelled for zero compensation. Any vested time-based RSUs may be settled by the Company in cash in lieu of stock.

Performance-Based RSU Awards. The performance-based RSUs cliff vest and become non-forfeitable based on the level of achievement of the Company’s relative total shareholder return (“RTSR”) during the three-year period commencing on the grant date (unless terminated earlier as set forth in the award agreement) (the “Performance Period”) compared against a compensation peer group designated in the award agreement (the “Peer Group”), subject to the recipient’s continuous service or employment with the Company through the end of the Performance Period. If the Company’s RTSR at the end of the Performance Period ranks in the 75th percentile or above compared to the Peer Group, then 150% of the performance-based RSUs will vest and become non-forfeitable. If the Company’s RTSR at the end of the Performance Period ranks in the 25th percentile compared to the Peer Group, then 50% of the performance-based RSUs will vest and become non-forfeitable and the remaining unvested performance-based RSUs will immediately be forfeited and cancelled for zero compensation. If the Company’s RTSR at the end of the Performance Period falls between the 25th percentile and 75th percentile compared to the Peer Group, straight-line interpolation will be applied to determine the number of performance-based RSUs that will vest and become non-forfeitable and the remaining unvested performance-based RSUs will immediately be forfeited and cancelled for zero compensation. If the Company’s RTSR at the end of the Performance Period does not equal or exceed the 25th percentile compared to the Peer Group, then 0% of the performance-based RSUs will vest and become non-forfeitable, and the performance-based RSUs will immediately be forfeited and cancelled for zero compensation. If the Company’s RTSR at the end of the Performance Period is less than 0%, no more than 100% of the performance-based RSUs will vest.

If the recipient is terminated for “cause” (as defined in the award agreement), all vested and unvested performance-based RSUs will immediately be forfeited and cancelled for zero compensation. Upon the occurrence of a Qualifying Termination before the end of the Performance Period, a portion of the unvested performance-based RSUs will remain outstanding and eligible to vest as if the recipient had remained employed with the Company (without regard for the requirement that the recipient remain in continuous service through the end of the Performance Period). Such portion of performance-based RSUs that remain eligible to vest shall be determined by multiplying the target number of performance-based RSUs by a fraction, the numerator of which is the number of days the recipient was employed during the Performance Period and the denominator of which is the total number of days in the Performance Period. Any remaining performance-based RSUs that are ineligible to vest will immediately be forfeited and cancelled for zero compensation.

In connection with a change in control in which there is a Rollover Award, the Rollover Award will vest based on the achievement of RTSR during the Performance Period as set forth above (subject to equitable adjustable to account for such change in control). In the case of a Rollover Award, upon the occurrence of a Qualifying Termination during the 12-month period following such change in control, then 100% of the target number of the unvested performance-based RSUs will vest and become non-forfeitable.

Upon the occurrence of a change in control in which the award does not become a Rollover Award, the Performance Period will terminate upon the consummation of the change in control and 100% of the target number of the unvested performance-based RSUs will vest and become non-forfeitable.

Upon the occurrence of a termination of service for any reason not described above, all outstanding and unvested performance-based RSUs will immediately be forfeited and cancelled for zero compensation. Any vested performance-based RSUs may be settled in cash in lieu of stock.

This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the forms of Time-Vesting Restricted Stock Unit Award Agreement and Executive Performance-Vesting Restricted Stock Unit Award Agreement to be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2023	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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